UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2014

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada	V6E 4A4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(604) 602-1675

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01       Entry into a Material Definitive Agreement

Item 1.02       Termination of a Material Definitive Agreement

Item 2.01       Completion of Disposition of Assets

Item 5.02       Departure of Directors

As previously disclosed, our company had entered into a Joint Venture Agreement (the “WOM Agreement”) on January 16, 2014 with World of Marihuana Productions Ltd. (“WOM”) whereby our company could acquire up to a 51% interest in the Joint Venture business described therein. WOM had applied to acquire a license issued by Health Canada (the “License”) to allow for WOM to operate a business of legally producing, manufacturing, propagating, importing/exporting, testing, researching and developing, and selling marijuana (the “Business”).

On October 16, 2014 we entered into a termination and settlement agreement, dated effective October 14, 2014, with WOM and Mathew Chadwick (the “Settlement Agreement”), pursuant to which the parties have entered into mutual releases, Mr. Chadwick has resigned from our board of directors and as an officer of the company, and WOM has returned back to the treasury of the company 15,127,287 common shares that had been issued to it. Given the foregoing, all relationships between the parties, including but not limited to the WOM Agreement in regards to the Joint Venture business, have been terminated.

Item 7.01       Regulation FD Disclosure

A copy of the news release announcing the Settlement Agreement is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

Item 9.01       Financial Statements and Exhibits

10.1	Termination and Settlement Agreement with 0786521 B.C. Ltd (formerly World of Marihuana Productions Ltd.) and Mathew Chadwick

99.1	News release dated October 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERTOPIA CORP.

/s/ Robert McAllister
Robert McAllister
President and Director

October 17, 2014